UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-570-6791

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 19, 2021, 180 Life Sciences Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers an aggregate of 2,564,000 shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), and warrants to purchase up to an aggregate of 2,564,000 shares of Common Stock (the “Warrants”), at a combined purchase price of $4.55 per Share and accompanying Warrant (the “Offering”). Aggregate gross proceeds from the Offering are expected to be approximately $11.7 million, prior to deducting placement agent fees and estimated offering expenses payable by the Company. Net proceeds to the Company from the Offering, after deducting the placement agent fees and estimated offering expenses payable by the Company, are expected to be approximately $10.8 million. The Offering closed on February 23, 2021.

The terms of the Warrants are as set forth in the form of Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K. The Warrants will have an exercise price equal to $5.00, will be immediately exercisable and will be subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. However, the exercise price of the Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The Warrants will be exercisable for 5 years following the closing date. The Warrants are subject to a provision prohibiting the exercise of such Warrants to the extent that, after giving effect to such exercise, the holder of such Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% of the outstanding Common Stock (which may be increased to 9.99% on a holder by holder basis, with 61 days prior written consent of the applicable holder).

In connection with the Offering, the Company also entered into a Registration Rights Agreement, dated as of February 23, 2021, with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to April 24, 2021 to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and to cause such registration statement to be declared effective on or prior to June 23, 2021 (or, in the event of a “full review” by the SEC, August 22, 2021).

The Company agreed in the Purchase Agreement that, until the earlier of (1) thirty (30) days after the date on which the registration statement that is filed pursuant to the Registration Rights Agreement to register the resale by the Purchasers of the Shares and the Warrant Shares is declared effective by the SEC (such date, the Effective Date”) and (2) thirty (30) days after such date that the Shares may be sold without limitation pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), neither the Company nor any subsidiary thereof would (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock (or Common Stock equivalents) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than (A) as contemplated pursuant to the Registration Rights Agreement and (B) as contemplated by that certain Registration Rights Agreement, dated June 12, 2020, by and between the Company and the parties signatory thereto.

Each of the directors and executive officers of the Company has entered into a lock-up agreement with the Company in connection with the Offering (each, a “Lock-Up Agreement”). Under the Lock-Up Agreements, from the date of the lock-up agreements until the earlier of (x) sixty (60) days after the Effective Date and (y) November 6, 2021, the directors and executive officers will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the director or executive officer), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock, subject to limited exceptions.

Maxim Group LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to an Engagement Letter between the Company and the Placement Agent dated January 26, 2021 (together with the amendment letter dated February 18, 2021 (such amendment letter, the “Amendment Letter”), the “Engagement Letter”). The Engagement Letter provides, among other things, that the Placement Agent will receive a commission equal to seven percent (7%) of the aggregate gross proceeds of the Offering.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Engagement Letter and the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Engagement Letter and the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the material terms of the Purchase Agreement, the Engagement Letter, the Amendment Letter, the Registration Rights Agreement, the form of Lock-Up Agreement and the form of Warrant are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 4.1, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

Offer and Sale of Shares and Warrants

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Shares and the Warrants to the Purchasers pursuant to the Purchase Agreement is incorporated by reference herein in its entirety. The Company issued the Shares and the Warrants to the Purchasers pursuant to the Purchase Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Conversion of Notes

On February 4 and February 5, 2021, the holders of the Company’s convertible promissory notes sold pursuant to that certain Securities Purchase Agreement, dated as of September 8, 2020, among the Company and the purchasers identified on the signature pages thereto, and that certain Securities Purchase Agreement, dated as of June 12, 2020, among the Company and the purchasers identified on the signature pages thereto, converted an aggregate of $423,416.67 of principal and interest owed under such convertible notes into an aggregate of 128,730 shares of Common Stock pursuant to the terms of such notes, as amended, at a conversion price of $3.29 per share. The current balance of the outstanding convertible promissory notes sold pursuant to the aforementioned Purchase Agreements is currently approximately $316,000. The Company claims an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the issuance of the shares upon conversion of the notes.

Item 8.01. Other Events

On February 19, 2021, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 24, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.
10.1#	Securities Purchase Agreement dated as of February 19, 2021 by and between 180 Life Sciences Corp. and the purchasers identified on the signature pages thereto.
10.2	Engagement Letter dated January 26, 2021 between 180 Life Sciences Corp. and Maxim Group LLC.
10.3	Amendment to Engagement Letter between 180 Life Sciences Corp. and Maxim Group LLC dated February 18, 2021.
10.4	Registration Rights Agreement dated as of February 23, 2021 by and between 180 Life Sciences Corp. and the purchasers signatory thereto.
10.5	Form of Lock-Up Agreement.
99.1	Press release of 180 Life Sciences Corp. dated February 19, 2021.
99.2	Press release of 180 Life Sciences Corp. dated February 24, 2021.

#	The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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